                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 June 21, 2000
               -------------------------------------------------
               (Date of Report: Date of earliest event reported)


                         IMMUNOTECHNOLOGY CORPORATION
            ------------------------------------------------------
      (Exact name of registrant as specified in its charter)


         DELAWARE                    0-24641             84-1016435
---------------------------- -----------------------  --------------------
(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



                   1661 Lakeview Circle, Ogden, Utah  84403
                ------------------------------------------------
                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 399-3632
                                                    --------------

                              Not Applicable
     ---------------------------------------------------------------------
        (Former name or former address, if changed since last report)

                              ITEM 5. OTHER EVENTS

1. Issuance of Shares on Conversion of Promissory Note
------------------------------------------------------
On June 21, 2000, the Registrant's board of directors approved the issuance of 1,115,673 shares of the Registrant's common stock to David Knudson, the Secretary/Treasurer of the Registrant, in exchange for the conversion of $34,864.78 in principle and accrued interest pursuant to the terms of a Promissory Note between the Registrant and Mr. Knudson. Prior to the conversion of the Promissory Note, the Company had 4,884,327 shares of its common stock issued and outstanding. After giving effect to the issuance of the conversion shares to Mr. Knudson, the Registrant had 6,000,000 shares of common stock issued and outstanding. The shares issued to Mr. Knudson constitute restricted securities issued pursuant to section 4(2) of the Securities Act of 1933, as amended.

2. Letter of Intent to Acquire Beverly Hills Auctioneers, Inc.
--------------------------------------------------------------
On May 19, 2000, the Registrant executed a letter of intent to acquire 100% of the outstanding common stock of Beverly Hills Auctioneers, Inc., Beverly Hills, California, for newly-issued shares of capital stock of the Registrant. The terms of the letter of intent and the press release issued by the Registrant in connection with the proposed transaction have been attached as exhibits to this report and are incorporated herein by this reference.

(c)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                        Location
-------     ---------   -----------------                        --------
20.01         20        Press Release re: Letter of Intent       This Filing


20.02         20        Letter of Intent, dated May 19, 2000     This Filing

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         IMMUNOTECHNOLOGY CORPORATION

Date: July 5, 2000                       /S/David Knudson, Secretary/Treasurer